Exhibit 4.8

[                                         ]

AS PURCHASER,

[                                         ]

AS SELLER

AND

[                                         ]

MORTGAGE LOAN PURCHASE AGREEMENT

DATED AS OF [                            ]

ADJUSTABLE-RATE AND FIXED-RATE MORTGAGE LOANS

[            ] SERIES [            ]

Exhibits

Exhibit 1	Mortgage Loan Schedule

Exhibit 2	Schedule of Prepayment Charges

Exhibit 3	Standard & Poor’s Appendix E to Glossary

- i -

This MORTGAGE LOAN PURCHASE AGREEMENT (this “Agreement”), dated as of [                            ], is made among [                                         ] (the “Seller”) and [                                         ] (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller owns the Mortgage Loans indicated on the Mortgage Loan Schedule attached as Exhibit 1 hereto (the “Mortgage Loans”), including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the Mortgage Loans;

WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser (other than the servicing rights with respect thereto), that the Seller make certain representations and warranties and undertake certain obligations with respect to the Mortgage Loans;

WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [                            ], among the Purchaser, as depositor, [                                         ], as servicer and [                                         ], as trustee (the “Trustee”), the Purchaser will issue the Mortgage Pass-Through Certificates, Series [            ] (the “Certificates”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For all purposes of this Mortgage Loan Purchase Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. All other capitalized terms used herein shall have the meanings specified herein.

ARTICLE II

SALE OF MORTGAGE LOANS AND RELATED PROVISIONS

Section 2.1 Sale of Mortgage Loans.

(a) The Seller, by the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the following, whether now existing or hereafter acquired and wherever located, on the Closing Date and as of the Cut-off Date: (i) the Mortgage Loans identified on Exhibit 1 as of the Closing Date, other than the servicing rights with respect thereto.

(b) In connection with such conveyances by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

(i) the original Mortgage Note endorsed without recourse, to the order of the Trustee in blank or, with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;

(ii) the original recorded Mortgage or, if the original Mortgage has not been returned from the public recording office, a copy of the Mortgage certified by the Seller or the public recording office in which such Mortgage has been recorded to be a true and complete copy of the original Mortgage submitted for recording;

(iii) an assignment (which may be included in one or more blanket assignments if permitted by applicable law) of the Mortgage in blank or to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of a MIN) and otherwise in recordable form;

(iv) the original recorded Assignment or Assignments of the Mortgage showing an unbroken chain of assignment from the originator thereof to the Person assigning it to the Trustee or, if any such Assignment has not been returned from the applicable public recording office, a copy of such Assignment certified by the Seller to be a true and complete copy of the original Assignment submitted to the title insurance company for recording;

(v) either (a) the original title insurance policy, or, if such policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof or (b) a copy of the original title insurance policy;

(vi) a copy of the related hazard insurance policy; and

(vii) a true and correct copy of any assumption, modification, consolidation or substitution agreement.

The Seller shall deliver to the Trustee: (a) either the original recorded Mortgage, or in the event such original cannot be delivered by the Seller, a copy of such Mortgage certified as true and complete by the appropriate recording office, in those instances where a copy thereof certified by the Seller was delivered to the Trustee pursuant to clause (ii) above; and (b) either the original Assignment or Assignments of the Mortgage, with evidence of recording thereon, showing an unbroken chain of assignment from the originator to the Seller, or in the event such original cannot be delivered by the Seller, a copy of such Assignment or Assignments certified as true and complete by the appropriate recording office, in those instances where copies thereof certified by the Seller were delivered to the Trustee pursuant to clause (iv) above. However, the Seller need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee, the Certificate Insurer and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing at least 25% of the Voting Rights, (ii) the occurrence of a Event of Default under the Pooling and Servicing Agreement, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (v) if the Seller is not the Servicer and with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

To the extent an assignment referred to in clause (iii) above is required to be recorded, the Seller at its own expense shall complete and submit it for recording in the appropriate public office for real property records, with such assignment completed in favor of the Trustee. While such assignment to be recorded is being recorded, the Trustee shall retain a photocopy of such assignment. If any assignment is lost or returned unrecorded to the Trustee because of any defect therein, the Seller is required to prepare a substitute assignment or cure such defect, as the case may be, and the Seller shall cause such substitute assignment to be recorded in accordance with this paragraph.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will cause, at the Seller’s own expense, as of the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with the Pooling and Servicing Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans.

Notwithstanding anything to the contrary contained in this Section 2.1, in those instances where the public recording office retains the original Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage certified by the public recording office to be a true and complete copy of the recorded original thereof.

If any Assignment is lost or returned unrecorded to the Trustee because of any defect therein, the Seller shall prepare a substitute Assignment or cure such defect, as the case may be, and the Seller shall cause such Assignment to be recorded in accordance with this section.

The Seller shall exercise its best reasonable efforts to deliver or cause to be delivered to the Trustee within 120 days of the Closing Date the original or a photocopy of the title insurance policy with respect to each Mortgage Loan assigned to the Trustee pursuant to this Section 2.1.

If a material defect in any Mortgage File is discovered which may materially and adversely affect the value of the related Mortgage Loan, or the interests of the Certificateholders or the Certificate Insurer in such Mortgage Loan including if any document required to be delivered to the Trustee has not been delivered (provided that a Mortgage File will not be deemed to contain a defect for an unrecorded assignment under clause (iii) above if the Seller has submitted such assignment for recording pursuant to the terms of the following paragraph), the Seller shall either (i) purchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified of such defect; provided, that if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered, or cure such defect, or (ii) substitute a Qualified Substitute Mortgage Loan for the related Mortgage Loan upon the same terms and conditions set forth in Section 3.1 hereof for substitutions.

The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to this Section 2.1, other than with respect to servicing rights with respect to the Mortgage Loans.

(c) The parties hereto intend that the transaction set forth herein constitutes a sale by the Seller to the Purchaser of all the Seller’s right, title and interest in and to the Mortgage Loans (other than with respect to the related servicing rights) and other property as and to the extent described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller’s right, title and interest in, to and under the Mortgage Loans (other than with respect to the related servicing rights) and such other property, to secure all of the Seller’s obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of all necessary UCC-1 financing statements filed in the State of California (which shall have been submitted for filing as of the Closing Date with respect to the aggregate Stated Principal Balance of the Mortgage Loans), any continuation statements with respect thereto and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect and protect the Purchaser’s interests in each Mortgage Loan and the proceeds thereof.

Section 2.2 Payment of Purchase Price for the Mortgage Loans.

(a) The purchase price for the Mortgage Loans (other than with respect to the servicing rights thereto) shall be the sum of (1) $[            ] and (2) a 100% Percentage Interest in the Class 1-B, Class 1-C, Class 1-P, Class 2-C, Class 2-P and Class R Certificates.

(b) In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser shall pay to the Seller on the Closing Date by wire transfer of immediately available funds to a bank account designated by the Seller, the amount specified above in clause (a)(1).

ARTICLE III

REPRESENTATIONS AND WARRANTIES;

REMEDIES FOR BREACH

Section 3.1 Seller Representations and Warranties. The Seller hereby represents and warrants to the Purchaser and the Certificate Insurer as of the Closing Date (or if otherwise specified below, as of the date so specified) that:

(a) with respect to the Seller:

(i) the Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

(ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi) to the knowledge of the Seller, there are no actions, litigation, suits or proceedings pending or threatened against the Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller if determined adversely to the Seller would reasonably be expected to materially and adversely affect the Seller’s ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(vii) the Seller’s chief executive office and principal place of business are located in the County of Orange in the State of California; and

(b) with respect to the Mortgage Loans:

(i) the information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct as of the Cut-Off Date, based on Cut-Off Date Balances;

(ii) each Mortgage Loan is being serviced either (i) through the Servicer or (ii) a Person controlling, controlled by or under common control with the Servicer and qualified to service mortgage loans;

(iii) each Mortgage Loan was underwritten or reunderwritten pursuant to the underwriting guidelines which conform in all material respects to the description thereof set forth in the Prospectus Supplement;

(iv) all of the original or certified documentation required to be delivered to the Trustee pursuant to this Agreement (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Trustee in accordance with the terms of this Agreement. Each of the documents and instruments specified to be included therein has been duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

(v) each Mortgaged Property is improved by a single (one to four) family residential dwelling, which may include condominiums, individual units in a planned unit development and townhouses but shall not include cooperatives;

(vi) no Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 100%;

(vii) each Mortgage Loan is a valid, subsisting enforceable and perfected first lien as identified on the Mortgage Loan Schedule on the Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. At the time each Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which was supervised and examined by a federal or state authority or a mortgage banker or broker licensed or authorized to do business in the jurisdiction in which the related Mortgaged Property is located, applying the same standards and procedures used by the Sponsor in originating Mortgage Loans directly;

(viii) immediately prior to the transfer and assignment of the Mortgage Loans to the Depositor, the Sponsor held good and marketable title to, and was the sole owner of each Mortgage Loan, subject to no liens, charges, mortgages or encumbrances or rights of others, except liens of third party warehouse lenders that will be released simultaneously with the transfer and assignment contemplated herein; and immediately prior to the transfer and assignment herein contemplated, the Depositor held good and marketable title to, and was the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and marketable title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment;

(ix) there is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of substantial damage and is in good repair;

(x) there is no valid and enforceable right of rescission, set-off, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Mortgage Note or the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(xi) there is no mechanics’ lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with and no rights are outstanding that under the law gives rise to such liens, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (xiii) below;

(xii) each Mortgage Loan at the time it was made complied with, and each Mortgage Loan at all times was serviced in compliance with, in each case, in all material respects, applicable local, state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, the Home Ownership and Equity Protection Act of 1994, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory and abusive lending laws;

(xiii) with respect to each Mortgage Loan, a lender’s title insurance policy, issued in standard California Land Title Association form or American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee’s interest under the related Mortgage Loan as the holder of a valid first mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (vii) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date such policy will be valid and inure to the benefit of the Trustee on behalf of the Certificateholders;

(xiv) the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy of the type described in this Agreement) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (i) the outstanding principal balance of the related Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the full insurable value of the Mortgaged Property;

(xv) if any Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy (which may be a blanket policy of the type described in this Agreement) in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (i) the outstanding Principal Balance of the related Mortgage Loan (together, in the case of a second mortgage loan, with the outstanding principal balance of the first mortgage loan), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

(xvi) each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed;

(xvii) the Sponsor has directed and the Depositor has caused to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any Insurance Policies applicable to any Mortgage Loan delivered by the Sponsor or the Depositor including, to the extent such Mortgage Loan is not covered by a blanket policy described in this Agreement, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Trustee;

(xviii) the Sponsor has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the original Mortgage Note and all subsequent assignments of the original Mortgage, granted to the Trustee hereunder, subject to the provisions of this Agreement and the Pooling and Servicing Agreement;

(xix) the terms of each Mortgage Note and each Mortgage have not been impaired, altered, waived or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Certificateholders and which has been delivered to the Trustee;

(xx) the proceeds of each Mortgage Loan have been fully disbursed, there is no obligation on the part of the mortgagee to make future advances thereunder and all costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

(xxi) except as otherwise required by law or pursuant to the statute under which the related Mortgage Loan was made, the related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

(xxii) no Mortgage Loan was originated under a buydown plan;

(xxiii) no Mortgage Loan provides for negative amortization, has a shared appreciation feature, or other contingent interest feature;

(xxiv) each Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of one or more parcels of real property with a residential dwelling erected thereon and that no residence or dwelling is a mobile home;

(xxv) each Mortgage securing a Mortgage Note contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(xxvi) any advances made after the date of origination of a Mortgage Loan but prior to the Cut-Off Date, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule;

(xxvii) the consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan;

(xxviii) no Mortgage Note permits or obligates the Depositor, the Servicer, the Sponsor or any other Person to make future advances to the related Mortgagor at the option of the Mortgagorl

(xxix) there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(xxx) all of the improvements which were included for the purposes of determining the appraised value of any Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property, except as stated in the related title insurance policy and affirmatively insured;

(xxxi) no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation and as of the related date of origination, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

(xxxii) with respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Sponsor or the Depositor to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor;

(xxxiii) each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (ii) otherwise by judicial foreclosure;

(xxxiv) there is no homestead or other exemption available which materially interferes with the right to sell the related Mortgaged Property at a trustee’s sale or the right to foreclose the related Mortgage;

(xxxv) there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Depositor has not waived any default, breach, violation or event of acceleration;

(xxxvi) no instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part;

(xxxvii) the Sponsor has no actual knowledge that there exists on any Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the CERCLA, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;

(xxxviii) no action, error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to the origination of a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxix) the Sponsor has not solicited the Mortgagor in connection with any refinancing;

(xl) if the Mortgage Loan is an adjustable rate Mortgage Loan, all of the adjustments to the per annum rate on a Mortgage Loan, to the amount of the monthly payment, and to the principal balance have been made in accordance with the terms of the related Mortgage Note;

(xli) the origination and collection practices used with respect to the Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business;

(xlii) except with respect to AVM Mortgage Loans, an appraisal of the related Mortgaged Property was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser who met the requirements of the Sponsor’s appraisal policy and procedures and who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation was not affected by the approval or disapproval of the Mortgage Loan, with respect to each AVM Mortgage Loan, the Mortgage File contains an insured automated valuation meeting the requirements of the Sponsor’s underwriting guidelines;

(xliii) the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans and if the Mortgage Loan is a refinanced Mortgage Loan, the Mortgagor has received all disclosure and rescission materials required by applicable law with respect to the making of a refinanced Mortgage Loan, and evidence of such receipt is and will remain in the Servicer’s file;

(xliv) if the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project meets the Sponsor’s eligibility requirements;

(xlv) none of the Mortgage Loans was more than one payment past due or had been dishonored;

(xlvi) [except for [            ] Mortgage Loans were thirty or more days contractually delinquent one or two times during the previous twelve months from the Cut-off Date, [            ] Mortgage Loans were thirty or more days contractually delinquent two times during the previous twelve months from the Cut-off Date, and [            ] loan that was sixty days contractually delinquent one time during the previous twelve months from the Cut-off Date, none of the Mortgage Loans have been thirty or more days contractually delinquent more than one time during the previous twelve months from the Cut-off Date;]

(xlvii) [the number of Mortgage Loans which are more than 30 days delinquent does not exceed 20% of the Initial Pool Balance of the Mortgage Loans;]

(xlviii) the Sponsor has not advanced funds, or induced, solicited or knowingly received any advance of funds by a person other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest prepaid upon the closing of the Mortgage Loan;

(xlix) no Mortgage Loan contains any provision pursuant to which Monthly Payments are: (a) paid or partially paid with funds deposited in any separate account established by the Sponsor, the Mortgagor, or anyone on behalf of the Mortgagor or (b) paid by any source other than the Mortgagor;

(l) no Mortgage Loan is deemed a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature;

(li) no foreclosure proceedings are pending against the Mortgaged Property and the Mortgage Loan is not subject to any pending bankruptcy or insolvency proceeding, and to the Sponsor’s best knowledge, no material litigation or material lawsuit relating to the Mortgage Loan is pending;

(lii) principal payments on the Mortgage Loan commenced or will commence within sixty days after the proceeds of the Mortgage Loan were disbursed;

(liii) with respect to escrow deposits, if any, all such payments are in the possession of, or under the control of, the Servicer and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made or could be made;

(liv) no escrow deposits or escrow advances or other charges or payments due the Servicer have been capitalized under any Mortgage or the related Mortgage Note;

(lv) with respect to the conveyance of the Mortgage Loans by the Sponsor to the Depositor, the Sponsor used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans originated or acquired by the Sponsor;

(lvi) the Mortgage Loans are representative of the Sponsor’s portfolio of fixed-rate or adjustable-rate mortgage loans, as applicable;

(lvii) with respect to the conveyance of the Mortgage Loans pursuant to this Agreement, the Depositor used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans originated or acquired by the Depositor;

(lviii) the Mortgage Loans are representative of the Depositor’s portfolio of fixed-rate or adjustable-rate mortgage loans, as applicable;

(lix) each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform in all material respects to the description thereof set forth in the Prospectus Supplement;

(lx) all requirements for the valid transfer of each Insurance Policy, including any assignments or notices required in each Insurance Policy, have been satisfied;

(lxi) this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Depositor;

(lxii) the Mortgage Loans constitute “instruments” within the meaning of the applicable UCC;

(lxiii) the Sponsor received all consents and approvals required by the terms of the Mortgage Loans to the contribution of the Mortgage Loans to the Depositor and the Depositor has received all consents and approvals required by the terms of the Mortgage Loans to the sale of the Mortgage Loans hereunder to the Trustee;

(lxiv) other than the security interest granted to the Trustee pursuant to the Pooling and Servicing Agreement, neither the Sponsor nor the Depositor has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans;

(lxv) neither the Sponsor nor the Depositor has authorized the filing of nor is aware of any financing statements against the Sponsor or the Depositor that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated;

(lxvi) neither the Sponsor nor the Depositor is aware of any judgment or tax lien filings affecting the Mortgage Loans against either the Depositor or the Sponsor;

(lxvii) all financing statements filed or to be filed against the Sponsor or the Depositor in favor of the Trustee in connection herewith describing the Mortgage Loans contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Trustee”;

(lxviii) none of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered”, “predatory” or “abusive” loans under any other applicable state, federal or local law (including without limitation any regulation or ordinance) (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(lxix) no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies;

(lxx) with respect to each Mortgage Loan, no borrower obtained a prepaid single-premium credit-life, credit-disability, credit unemployment or credit property insurance policy in connection with the origination of the mortgage loan;

(lxxi) no Mortgage Loan is a “High Cost Home Loan” or “Covered Loan,” as applicable, (as such terms are defined in the then current Standard & Poor’s LEVELS Glossary which is now Version 5.6c Revised, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003 is secured by property located in the State of Georgia and there is no Mortgage Loan that was originated on or after March 7, 2003 which is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(lxxii) no Mortgage Loan is secured by a leasehold interest, unless such leasehold interest extends 60 months beyond the stated maturity of the Mortgage Note;

(lxxiii) there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue

(lxxiv) based upon customary and prudent residential mortgage industry underwriting standards, there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property, and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(lxxv) the Mortgagor has not notified the Servicer, and the Servicer has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state statute;

(lxxvi) no Mortgage Loan was made in connection with the construction (other than a “construct to perm” loan) or rehabilitation of a Mortgaged Property or facilitating the trade in or exchange of a Mortgaged Property;

(lxxvii) the Seller and the Depositor have complied with all applicable anti money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”);

(lxxviii) no Mortgage Loan imposes a Prepayment Charge for a term in excess of five years;

(lxxix) [no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or the Home Loan Protection Act of New Mexico, effective as of January 1, 2004;]

(lxxx) [no Mortgage Loan is a “High-Cost Home Loan” as defined in the Massachusetts Predatory Home Loan Practice Act effective November 7, 2004 (MA House Bill 4880);]

(lxxxi) a breach of any one of the representations set forth in paragraphs (lxviii), (lxix), (lxx), (lxxi), (lxxx) and (lxxxi) above, will be deemed to materially and adversely affect the interests of the Certificateholders and shall require a repurchase of the affected Mortgage Loan pursuant to Section 4.02.

Section 3.2 Purchase and Substitution.

(a) It is understood and agreed that the representations and warranties set forth in Section 3.1(b) shall survive the transfer of the Mortgage Loans by the Seller to the Purchaser, the subsequent pledge thereof by the Purchaser to the Trustee, for the benefit of the Certificateholders, and the delivery of the Certificates to the Certificateholders, and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

(b) Upon discovery by the Seller, the Servicer, the Purchaser, the Depositor, the Trustee or a Certificateholder of a breach of any of the representations and warranties in Section 3.1(b) which materially and adversely affects the value of any Mortgage Loan, or which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach or failure shall promptly (and in any event within five (5) days of the discovery) give written notice thereof to the others. Within sixty (60) days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Seller shall (a) promptly cure such breach in all material respects, (b) purchase such Mortgage Loan in the manner and at the price specified in this Section 3.2, or (c) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner specified in this Section 3.2. The Trustee shall deliver prompt written notice to the Rating Agencies of any repurchase or substitution made pursuant to this Section 3.2.

(c) As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Servicer shall cause the Seller to effect such substitution by delivering to the Trustee a certification, in the form attached hereto as Exhibit [        ], executed by a Servicing Officer, and the documents described in Sections 2.1(a)(i)-(vii) for such Qualified Substitute Mortgage Loan or Loans.

(d) The Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in or before the Due Period in which the substitution occurs shall not be part of the

Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the Due Period in which the substitution occurs, distributions to Certificateholders will include the Monthly Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the Trustee that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects.

(e) With respect to any Mortgage Loan that has been converted to an REO Mortgage Loan, all references in this Section 3.2 to “Mortgage Loan” shall be deemed to also refer to the REO Mortgage Loan. With respect to any Mortgage Loan that the Seller is required to repurchase that is or becomes a Liquidated Mortgage Loan, in lieu of repurchasing such Mortgage Loan, the Servicer shall deposit into the Certificate Account an amount equal to the amount of the Liquidated Loan Loss, if any, incurred in connection with the liquidation of such Mortgage Loan within the same time period in which the Servicer or Seller would have otherwise been required to repurchase such Mortgage Loan.

(f) It is understood and agreed that the obligations of the Seller set forth in this Section 3.2 to cure, purchase or substitute for a defective Mortgage Loan, or to indemnify as described in Section 3.2(g), constitute the sole remedies of the Trustee and the Certificateholders respecting a breach of the representations and warranties of the Seller set forth in Section 3.1(b) of this Agreement.

(g) The Seller shall be obligated to indemnify the Purchaser, the Trustee and the Certificateholders for any third party claims arising out of a breach by the Seller of representations or warranties regarding the Mortgage Loans.

Section 3.3 Purchaser Representations and Warranties. The Purchaser hereby represents and warrants to the Seller and the Certificate Insurer as of the Closing Date (or if otherwise specified below, as of the date so specified) that:

(a) the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

(b) the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c) the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e) this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(f) except as previously disclosed in the Prospectus Supplement, there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser if determined adversely to the Purchaser would reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

ARTICLE IV

SELLER’S COVENANTS

Section 4.1 Covenants of the Seller. The Seller hereby covenants that, except for the transfer hereunder with respect to the Mortgage Loans, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on, any Mortgage Loan, whether now existing or hereafter created, or any interest therein; the Seller will notify the Trustee. on behalf of the Trust Fund, of the existence of any Lien (other than as provided above) on any Mortgage Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Trustee, on behalf of the Trust Fund, in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

ARTICLE V

INDEMNIFICATION BY THE SELLER

WITH RESPECT TO THE MORTGAGE LOANS

Section 5.1 Indemnification With Respect to the Mortgage Loans. The Seller shall indemnify and hold harmless the Purchaser from and against any loss, liability or expense arising from the breach by the Seller of its representations and warranties in Section 3.1 of this Agreement which materially and adversely affects the Purchaser’s interest in any Mortgage Loan or from the failure by the Seller or to perform its obligations under this Agreement in any material respect, provided that the Seller shall not have any obligation to indemnify the Purchaser in respect of any loss, liability or expense that arises as a result of the Purchaser’s willful malfeasance, bad faith or gross negligence or as a result of the breach by the Purchaser of its obligations hereunder. Notwithstanding anything herein to the contrary, the obligations of the Seller will not be limited by any party’s knowledge, or the knowledge of any Persons claiming by, through or under such party, of any breach by the Seller of representation (b)(xii) of Section 3.1 of this Agreement.

The Seller shall indemnify and hold harmless the Depositor, the Certificate Insurer, the Trust Fund and the Trustee against any documented out of pocket losses, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion by any third party that results from, a material breach of the representations and warranties set forth in [Section 3.1(xii)] of this Agreement; provided, however, indemnification shall not be available for any economic losses of the Purchaser due to reinvestment losses, loss of investment income or any other special, indirect or consequential losses.

Section 5.2 Limitation on Liability of the Seller. None of the directors, officers, employees or agents of the Seller or shall be under any liability to the Purchaser, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement. Except as and to the extent expressly provided in the Basic Documents, the Seller shall not be under any liability to the Trust Fund, the Trustee or the Certificateholders. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

ARTICLE VI

TERMINATION

Section 6.1 Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller’s indemnity obligations as provided herein, upon the termination of the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser with the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

Section 7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 7.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)	if to the Seller:

[            ]

[ADDRESS]

Attention: [            ]

or, such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

(ii)	if to the Purchaser:

[            ]

[ADDRESS]

Attention: [            ]

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

(iv)	if to the Certificate Insurer:

[            ]

[ADDRESS]

or such other address as may hereafter be furnished to the Seller in writing by the Certificate Insurer.

Section 7.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever. then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.5 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 7.6 Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement.

Section 7.7 Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement. Each of the Purchaser and the Seller agrees to use its best reasonable efforts to take all actions necessary to be taken by it to cause the Certificates to be issued and rated in the highest rating category by each of the Rating Agencies, with the Certificates to be offered pursuant to the Purchaser’s shelf registration statement, and each party will cooperate with the other in connection therewith.

Section 7.8 Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans, rather than a loan by the Purchaser to the Seller secured by the Mortgage Loans. Accordingly, the parties hereto each intend to treat this transaction with respect to the Mortgage Loans for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the Related Documents to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.9 Successors and Assigns; Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their respective successors and assigns. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser and the Certificate Insurer, which consent shall be at the Purchaser’s and the Certificate Insurer’s sole discretion. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of assigning the Mortgage Loans to the Trustee, on behalf of the Trust Fund, for the benefit of the Certificateholders and the Certificate Insurer. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee, on behalf of the Trust Fund of all of the Purchaser’s rights against the Seller pursuant to this Agreement and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Purchaser. Such enforcement of a right or remedy by the Trustee, on behalf of the Trust Fund shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

Section 7.10 Survival. The representations and warranties made herein by the Seller and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

Section 7.11 Third Party Beneficiary. The parties hereto acknowledge that the Certificate Insurer shall be an express third party beneficiary of this Agreement.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

[ ]
as Purchaser

By:
Name:
Title:

[ ]
as Seller

By:
Name:
Title:

EXHIBIT 1

MORTGAGE LOAN SCHEDULE

(Provided Upon Request)

EXHIBIT 2

SCHEDULE OF PREPAYMENT CHARGES

EXHIBIT 3

REVISED [            ]

APPENDIX E – STANDARD & POOR’S PREDATORY LENDING CATEGORIES

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan

Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan

Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan

Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan

District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan

Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan

Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	High Cost Home Loan

Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan

HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan

Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective January 1, 2005; amended by 2005 HB 1179, effective July 1, 2005.	High Cost Home Loans

Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. §16a-3-308a)

Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan

Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage

Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan

Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan

New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan

New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan

New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan

North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan

Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan

Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Rhode Island	Rhode Island Home Loan Protection Act, R.I. Gen. Laws §§ 34-25.2-1 et seq. Effective December 31, 2006.	High Cost Home Loan

South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan

Tennessee	Tennessee Home Loan Protection Act, Tenn. Code Ann. §§ 45-20-101 et seq. Effective January 1, 2007.	High Cost Home Loan

West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan

New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan

New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan

New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan

North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan

South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan